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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. )

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     by Rule 14a-6(e)(2))
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[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-
     12

                    AMERICAN FINANCIAL CORPORATION
        (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                        OF AMERICAN FINANCIAL CORPORATION

Function

The function of the Audit Committee is to review the company's financial statements, accounting policies and internal controls. The Committee also provides for free and open communication between it and the company's independent auditors, its internal auditors and its financial management. The company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Composition

The Board of Directors shall designate annually three or more directors to serve as the Audit Committee, with one member appointed as Chair of the Committee. Members of the Committee shall meet all applicable independence and other qualification requirements.

Authority

In carrying out its responsibilities, the Audit Committee may conduct whatever inquiries relating to the company's financial affairs, records, accounts, reports or activities as the Committee in its discretion deems desirable or as the Board of Directors may from time to time request.

The Committee will be provided free and open access to the company's independent auditors and the company's internal auditing, financial management and legal counsel staffs, and any other personnel required by the Committee, in order for the Committee to review or investigate any matters which the Committee in its discretion considers appropriate for inquiry. The Committee may also employ, at the company's expense, any outside experts, legal counsel or other personnel deemed by the Committee in its collective judgment to be reasonably necessary, and in the best interest of the company and its shareholders, to enable the Committee to ably perform its duties and satisfy its responsibilities.

Responsibilities

The Audit Committee has the following responsibilities:

         1.       Select Independent Auditors and Review Scope of Audit

(A) Recommend to the Board of Directors the selection of the company's independent auditors to conduct the annual audit of the company's consolidated financial statements. The Audit Committee shall have the authority and responsibility to evaluate and recommend the selection and, where appropriate, replacement of the independent auditors. The Board of Directors shall have the ultimate authority and responsibility to select and, where appropriate, replace the company's independent auditors.

(B) Review and discuss with the independent auditors the scope and timing of their audit, including the locations to be visited by the independent auditors and internal auditors.







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(C) Receive from the  independent  auditors on an annual basis a formal  written statement  to the Audit  Committee  and the Board of Directors  delineating  all
relationships   between  the  independent  auditors  and  the  company  and  its affiliates;  actively  engage  in  a  dialogue  with  the  independent  auditors
concerning  any  disclosed   relationships  or  services  that  may  impact  the
objectivity and independence of the independent auditors; and recommend that the Board of Directors take action, if appropriate, in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

         2.       Review Financial Statements and Audit Results

(A) After completion of each annual audit, review the company's annual financial statements and accounting policies with the company's financial management and independent auditors and recommend whether the audited financial statements should be included in the annual Form 10-K.

(B) After completion of each annual audit, meet with the independent auditors to review the results of their examination, including their opinion and any related comments. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (see summary below) relating to the conduct of the audit.

(C) After completion of each annual audit, determine through discussion with the independent auditors that no restrictions were placed by management on the scope of their examination or its implementation and that there was a free exchange of information.

         3.       Review Internal Accounting Controls

                  (A) Review with the independent auditors and the company's financial and internal audit management the adequacy and effectiveness of the company's internal accounting controls and elicit any recommendations they may have for improvement.

                  (B) Review on a continuing basis the company's compliance with the Foreign Corrupt Practices Act of 1977.

                  (C) Review the adequacy and implementation of the internal audit function, including a review of the scope and results of its program.

4. Annual Reports. Annually report to the Board of Directors with respect to its activities. Provide the Audit Committee report that is required by federal securities laws to be included in the company's proxy statement for its annual shareholders' meeting.

5.  Review Charter.  Annually review the adequacy of the Committee Charter.


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         SAS No. 61 requires an independent  auditor to communicate to the Audit
Committee matters of significance related to the conduct of the audit such as the selection of and changes in accounting policies, the methods used to account for unusual transactions, the effect of accounting policies in controversial or emerging areas, the process used by management in formulating accounting
estimates   and  the  basis  for  the   auditor's   conclusions   regarding  the
reasonableness of those estimates, adjustments arising from the audit, and disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.